RETURN TO:

Alexandra V. Bergstein, Esq.
Skadden, Arps, Slate, Meagher & Flom
333 West Wacker Drive, Suite 2100
Chicago, IL  60606

               DEED TO SECURE DEBT AND SECURITY AGREEMENT

                 THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT (hereinafter referred to as this "Deed") made and entered into this___day of February, 1996, by and between JACOR BROADCASTING OF ATLANTA, INC., a Georgia corporation, having a mailing address in care of Jacor Communications, Inc., 1300 PNC Center, 201 East Fifth Street, Cincinnati, Ohio 45202, Attn: R. Christopher Weber (hereinafter referred to as "Grantor"), and BANQUE PARIBAS, having a mailing address at 227 West Monroe Street, Suite 3300, Chicago, Illinois 60606, Attention: Steve Heinen (hereinafter referred to as "Grantee"), as Agent for the Banks, the Co-Agents and the Interest Rate Providers as those terms are defined in that certain Credit Agreement (the "Credit Agreement") dated as of February__, 1996, among Jacor Communications, Inc., Agent and each of The First National Bank of Boston and Bank of America Illinois, as Co- Agents. All capitalized terms not otherwise defined herein shall be defined as set forth in the Credit Agreement.

                          W I T N E S S E T H:

                 That for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor hereinafter set forth, Grantor does hereby grant, bargain, sell, convey, assign, transfer and set over unto Grantee and the successors and assigns of Grantee all of the following described land and interests in land, estates, easements, rights, improvements, property, fixtures, equipment, furniture, furnishings, appliances and appurtenances (hereinafter collectively referred to as the "Premises"):

(a) All that tract or parcel of land and easements more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof (hereinafter referred to as the "Land").

(b) All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, window screens, awnings and storm sashes, which are or shall be attached to said buildings, structures or improvements and all other furnishings, furniture, fixtures, machinery, equipment, appliances, building supplies and materials and other items used or intended to be used in the construction of any buildings or improvements, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned by Grantor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Premises (excluding, however, licenses and permits issued by the FCC, as hereinafter defined, to the extent that it is unlawful to grant a security interest in or security title to any such licenses and permits or to the extent that the grant of any such security interest in any such license or permit would result in the forfeiture of any such license or permit or a default under any such license or permit), including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale of any of the foregoing, and all the right, title and interest of Grantor in any such furnishings, furniture, fixtures, machinery, equipment, appliances and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Grantor or on behalf of Grantor, all tradenames, trademarks, servicemarks, logos and goodwill related thereto which in any way now or hereafter belong, relate or appertain to the Premises, or any part thereof or are now or hereafter acquired by Grantor and all inventory, accounts, chattel paper, documents, equipment, fixtures, farm products, consumer goods and general intangibles constituting proceeds acquired with cash proceeds of any of the property described hereinabove, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Premises as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Deed. The location of the above described collateral is also the location of the Land.

(c) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Premises or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor.

(d) All income, rents, issues, profits and revenues of the Premises from time to time accruing (including without limitation all payments under leases or tenancies, proceeds of insurance, condemnation payments, tenant security deposits whether held by Grantor or in a trust account, and escrow funds), and all the estate, right, title, interest, premises, possession, claim and demand whatsoever at law, as well as in equity, of Grantor of, in and to the same; reserving only the right to Grantor to collect and apply the same (other than insurance proceeds and condemnation payments) so long as no Event of Default (as hereinafter defined) exists.

(e) Any and all sales contracts, now existing or hereafter to be signed by Grantor, for all or any portion of the Premises.

                 TO HAVE AND TO HOLD the Premises and all parts, rights, members and appurtenances thereof, to the use, benefit and behalf of Grantee and the successors and assigns of Grantee, IN FEE SIMPLE forever; and Grantor covenants that Grantor is lawfully seized and possessed of the Premises as aforesaid, and has good right to convey the same, that the same is unencumbered except for matters of record, and that Grantor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to those matters of record.

                 This conveyance is intended to operate and is to be construed as a deed passing the title to the Premises to Grantee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the following described indebtedness:

(a) The obligations of Grantor arising under or defined in that certain Subsidiary Guaranty (the "Guaranty") of even date herewith made by the Guarantors (as defined in the Guaranty) in favor of Grantee and all extensions and renewals thereof, all amendments thereto and all obligations of Grantor under the other Loan Documents. All references to the Guaranty shall mean the Guaranty and any amendments made thereto from time to time;

(b) Any and all additional advances made by Grantee to protect or preserve the Premises or the lien hereof on the Premises, or for Taxes (as hereinafter defined) or insurance premiums as hereinafter provided (whether or not the original Grantor remains the owner of the Premises at the time of such advances); and

(c) Any and all other indebtedness, however incurred, which may now or hereafter be due and owing from Grantor to Grantee, now existing or hereafter coming into existence, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations and extensions thereof (all of the foregoing described in paragraphs (a), (b) and (c) being collectively referred to as the "Obligations").

                 Should the Obligations be paid according to the tenor and effect thereof when the same shall become due and payable, then this Deed shall be cancelled and surrendered.

                 Grantor hereby further covenants and agrees with Grantee as follows:

                                    ARTICLE I

1.1 Payment of Obligations. Grantor will pay, or cause to be paid, the Obligations when due.

1.2 Taxes, Liens, and Other Charges.

(a) Taxes. Grantor will pay, or cause to be paid before they become delinquent:

                 All of the following (hereinafter collectively called the "Taxes"): all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Generally Accepted Accounting Principles.

(b) On the first day of each month while there exists any one or more Events of Default, a deposit with Grantee equal to one-twelfth of the annual charges, as estimated by Grantee, for the Taxes and premiums for insurance required under
Section 1.3, below. Such amount shall be held by or on behalf of Grantee and shall be applied to pay such Taxes and premiums when the same become due. Grantee shall not be required to pay any interest or earnings on such sums. Grantor hereby pledges all such sums as additional collateral for the Obligations. If the amount held by Grantee is not sufficient to pay the Taxes and premiums when due, Grantor shall, promptly upon request of Grantee, pay to Grantee any amount necessary to make up such deficiency.

(c) If Grantee is not establishing an escrow for Taxes, then within 20 days after demand therefor, Grantor shall deliver to Grantee the original, or a photostatic copy, of the official receipt evidencing payment of Taxes or other proof of payment satisfactory to Grantee. Notwithstanding the provisions of
Section 1.2(a), any tax or special assessment which is a lien on the Premises may be paid in installments provided that each installment is paid on or prior to the date when the same is due without the imposition of any penalty.

(d) Except as otherwise permitted in the Credit Agreement, Grantor will not suffer any mechanic's, materialman's, laborer's, statutory or other lien to be created and to remain outstanding upon all or any part of the Premises.

1.3 Insurance.

(a) Grantor will maintain with financially sound and reputable insurance companies insurance on the Premises, including fixtures and all personal property owned by Grantor and used in the operation of the Premises, in accordance with Section 6.6 of the Credit Agreement, subject to the following terms and conditions:

(i) Such insurance shall contain a provision requiring that the coverage evidenced thereby shall not be terminated or materially modified without 30 days' prior written notice to Grantee. If Grantor fails to carry any insurance required to be carried by Grantor under the terms of this Deed, Grantee, at its option, may procure and maintain such insurance and Grantor will promptly reimburse Grantee for any premiums paid by Grantee for such insurance. The originals or appropriate certificates of all policies of insurance required to be carried under this Deed, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Grantee of such payment, shall be delivered to Grantee concurrently with the execution and delivery hereof. Grantor shall deliver to Grantee a new policy (or certificate, in the case of insurance for which only certificates have been previously furnished) bearing such notation or accompanied by such other evidence as replacement for any expiring policy at least 30 days before the date of such expiration.

(ii) All policies of insurance required by this Section 1.3 shall contain a lender's loss payee endorsement in favor of Grantee and a waiver of insurer's right of subrogation against funds paid under the lender's loss payee endorsement. In case of a loss payable under such insurance for damage to or destruction of the Premises, the right to adjust all claims under such insurance policies (jointly with Grantor), and the application of the proceeds of any such claim, are assigned to Grantee.

Grantor hereby assigns to Grantee all amounts recoverable under any such policy. Except as may be otherwise provided in tenant leases approved by the Grantee, the amount collected by Grantee, at the option of Grantee, may be used in any one or more of the following ways: (i) applied to the payment of any sums then in default to Grantee hereunder; (ii) used to fulfill any of the covenants contained herein which Grantor has failed to fulfill, as Grantee may determine;
(iii) unless the insurer denies liability to any insured, used to restore the Premises to a condition satisfactory to Grantee on such terms and conditions as Grantee may determine; (iv) released to Grantor; and (v) applied upon the Obligations if the Obligations are then matured. Provided that there is no continuing Event of Default hereunder, in the event of casualty causing less than $100,000 in damage, the insurance proceeds will be disbursed to Grantor for repair or restoration of the Premises. Grantee is hereby irrevocably appointed by Grantor as attorney-in-fact of Grantor to assign any policy in the event of the foreclosure of this Deed or other extinguishment of the Obligations, and Grantor shall have no right to reimbursement for premiums unearned at the time of any such assignment.

(iii) In the event of a conflict between any provisions of Section 1.3 and the terms of the Subsidiary Security Agreement, as defined in the Credit Agreement, relating to insurance, the provision in the Subsidiary Security Agreement will control.

1.4 Condemnation. All awards heretofore or hereafter made by any public or quasi-public authority to the present and any subsequent owner of the Premises by virtue of an exercise of the right of eminent domain by such authority, including any award for a taking of title, possession or right of access to a public way, or for any change of grade of streets affecting the Premises, are hereby assigned to Grantee and Grantee, at its option, is hereby authorized, directed and empowered to collect and receive the proceeds of any such award from the authorities making the same and to give proper receipts and acquittances therefor, and, at Grantee's election, may use such proceeds in any one or more of the following ways: (a) use the same or any part thereof to fulfill any of the covenants contained herein which Grantor has failed to fulfill, as Grantee may determine, (b) use the same or any part thereof to replace or restore the Premises to a condition satisfactory to Grantee, (c) apply the same against the Obligations if the Obligations are then matured, or (d) release the same to Grantor. Grantee will have the right to intervene and participate (jointly with Grantor) in any proceedings for and in connection with any such taking. Upon request of Grantee, Grantor will make, execute and deliver all assignments and other instruments sufficient for the purpose of assigning all such awards to Grantee free, clear and discharged of all encumbrances. Provided that there is no continuing Event of Default hereunder, in the event of a taking by condemnation or eminent domain resulting in an award of less than $100,000, the award will be disbursed to Grantor for restoration of the Premises (to the extent required for such restoration).

1.5 Care of Premises.

(a) Grantor will do all things necessary to maintain, preserve, protect and keep the Premises in good repair, working order and condition in accordance with
Section 6.8 of the Credit Agreement.

(b) Grantor will not remove or demolish nor alter the structural character of any improvement located on the Land (other than tenant improvements or other improvements minor in nature to Grantor's business operations) without the written consent of Grantee, subject, however, to the provisions of Section 1.5(a).

(c) If the Premises or any part thereof is damaged by fire or any other cause, Grantor will give immediate written notice thereof to Grantee.

(d) Grantor will comply or cause compliance with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject in accordance with Section 6.7 of the Credit Agreement.

(e) If all or any part of the Premises shall be damaged by fire or other casualty, Grantor will promptly restore the Premises to the equivalent of its original condition or other condition satisfactory to Grantee; and if a part of the Premises shall be damaged through condemnation, Grantor will promptly restore, repair or alter the remaining portions of the Premises in a manner satisfactory to Grantee. Notwithstanding the foregoing, Grantor shall not be obligated to so restore unless, in each instance, Grantee agrees to make available to Grantor (pursuant to a procedure satisfactory to Grantee) any net insurance or condemnation proceeds actually received by Grantee hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration; provided, however, that the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration shall in no way relieve Grantor of its obligation to restore. In the event all or any portion of the Premises shall be damaged or destroyed by fire or other casualty or by condemnation, Grantor shall promptly deposit with Grantee, to be held in an interest-bearing account with interest payable to Grantor, a sum equal to the amount by which the estimated cost of the restoration of the Premises (as determined by Grantee in its good-faith judgment) exceeds the actual net insurance or condemnation proceeds received by Grantee in connection with such damage or destruction.

1.6 Leases and Other Agreements Affecting Premises.

(a) Assignment. Grantor hereby transfers and assigns to Grantee all present and future leases of any part of the Premises where the gross annual rental of such Premises equals or exceeds $50,000 (the "Leases"), all guarantees of any lessee's performance thereunder, and all rents, income, revenues and profits arising out of the Premises, all as further security for the payment of the Obligations. The rights assigned hereunder include but are not limited to all of Grantor's rights (a) to make material modifications of the Leases; (b) to terminate or to accept the surrender thereof; (c) to waive or release the lessees from the observance or performance by the lessees of any material covenant or condition of the Leases; and (d) to give any consent to any assignment of the Leases or any sublease of any part of the Premises.

(b) Duties of Grantor. Grantor will observe and perform all covenants and conditions to be observed or performed by the lessor under the Leases and enforce the observance and performance of the Leases by the lessees. Grantor will not cancel, surrender, terminate, or materially alter, amend or modify any Leases, release any party liable thereunder or consent to the assignment of the interests of any lessees without the prior written consent of Grantee which consent will not be unreasonably withheld; and Grantee will be deemed to have consented to any such items if Grantee fails to object thereto within 5 days of receipt of a written request for Grantee's consent.

(c) Rights of Grantee. If Grantor fails to observe or perform any covenant or condition to be observed or performed by Grantor under any of the Leases, Grantee, without obligation to do so and without releasing Grantor from its obligation to do so, may upon 10 days' prior written notice to Grantee, perform such covenant or condition and, to the extent that Grantee incurs any costs or pays any monies in connection therewith, including any costs or expenses of litigation, the costs and expenses will be due on demand and will be included in the indebtedness secured hereby and will bear interest from the incurring or payment thereof at the rate equal to four percent (4%) per annum in excess of the Eurodollar Base Rate but not less than eighteen percent (18%) per annum and not more than the highest rate permitted by applicable law (the "Default Rate").

(d) Indemnification. Grantee will not be obligated to perform or discharge any obligation or duty of Grantor under any of the Leases, and the acceptance of this Assignment does not constitute an assumption of any such obligation or duty. Grantee will not be deemed to have any responsibility for the control, care, management or repair of the Premises or any responsibility or liability for any negligence in the management, operation, upkeep, repair or control of the Premises resulting in loss, injury or death to any lessee, licensee, employee, stranger or other person. Grantor will indemnify and hold Grantee harmless against all liabilities, losses and damages that Grantee may incur under the Leases or under or by reason of this assignment except for Grantee's grossly negligent acts or liabilities, losses and damages arising out of Grantee's possession or control of the Premises.

(e) Rent. Provided that no Event of Default exists, Grantor will have the right to collect all rents under any Lease, provided that upon the occurrence and continuance of an Event of Default, Grantee may take such actions with respect to the Leases and the rents, issues and profits (including the notification to lessees to make rent payments directly to Grantee) from the Premises, as permitted by law or in equity, including, but not limited to, the remedies set forth in Article II, below.

(f) Contracts. Grantor shall not enter into any contract for the management of the Premises or appoint a rental agent for the Premises without the prior written consent of Grantee.

1.7 Environmental Matters. Grantor hereby makes the same representations and warranties to Grantee as to itself and the Premises as are set forth in Section
5.8 of the Credit Agreement as to the Company and the Subsidiaries and the property owned or leased by any of them, and Grantor hereby agrees to indemnify Grantee as to Environmental Claims in accordance with Section 9.7 of the Credit Agreement.

1.8 Security Agreement.

(a) This instrument is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Premises which may be subject to a security interest pursuant to the applicable version of the Uniform Commercial Code, and Grantor hereby grants the Grantee a security interest in and a security title to such items.

(b) Filings. Grantor agrees to execute and deliver to the Grantee upon request, any financing statements, as well as extensions, renewals and amendments thereof, in such form as the Grantee may require to perfect a security interest with respect to said items. Grantor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Grantee may require.

(c) Other Liens. Without the prior written consent of Grantee, Grantor shall not create or suffer to be created any Lien in, of or on any of the property or assets of Grantor except for Liens permitted under Section 6.17 of the Credit Agreement and except for purchase money security interests in or leases of equipment. Grantor shall keep its books, records and documents concerning the Premises available for inspection in accordance with Section 6.9 of the Credit Agreement.

(d) Contracts. Grantor will observe and perform all covenants and conditions to be performed by Grantor under any contracts which are included within the Premises, will enforce such contracts, will not materially modify such contracts, terminate such contracts or release parties thereto without consent of the Grantee and will not assign or encumber its interest therein. The assignment and grant of a security interest in the Premises does not constitute an assumption by the Grantee of an obligation or duty thereunder.

(e) Remedies. Upon the occurrence and continuance of any Event of Default, Grantee shall have the remedies of a secured party under the Uniform Commercial Code and, at Grantee's option, may also invoke the remedies provided in this instrument, the Loan Documents and under applicable law. In exercising any of said remedies, Grantee may proceed against the items of real property and any items of personal property specified above as part of the Premises separately or together and in any order whatsoever, without in any way affecting the availability of Grantee's remedies under the Uniform Commercial Code or of the remedies in this instrument. Taking possession of any of the Premises and the performance of the obligations of Grantor thereunder will not operate to cure or waive any default or prohibit the taking of any other action by Grantee under any instrument or at law or in equity to enforce the payment of the Obligations or to realize upon any other security or guarantee therefor. Grantee may, so far as Grantor can give authority therefor, enter upon any premises on which the Premises or the books and records relating to the Premises are located and take possession of and remove the same therefrom. Grantor waives all claims for damages by reason of any seizure, repossession, retention or sale of the Premises under the terms hereof. Any requirement of reasonable notice, if necessary, will be met if such notice is given in accordance with Section 3.7 at least 10 days before the time of the sale or other disposition of the Premises. The net proceeds arising from the disposition of the Premises, after deducting Grantee's expenses, will be applied to the Obligations in the order determined by Grantee. If any excess remains after the discharge of all for the Obligations and the payment of all such expenses, it will be paid to Grantor.

(f) Conflicts. In the event of any conflict between this Section and the Subsidiary Security Agreement (as defined in the Credit Agreement) the provision in the Subsidiary Security Agreement shall control.

(g) Corporate Existence. Grantor warrants that (i) Grantor's (that is, "Debtor's") name, identity or corporate structure and residence or principal place of business are as set forth in Section 1.8(h) hereof; (ii) Grantor (that is, "Debtor") has been using or operating under said name, identity or corporate structure without change for the time period set forth in Section 1.8(h) hereof; and (iii) the location of the collateral is upon the Land. Grantor covenants and agrees that Grantor will furnish Grantee with notice of any change in the matters addressed by clauses (i) or (iii) of this Section 1.8(g) within thirty
(30) days of the effective date of any such change and Grantor will promptly execute any financing statements or other instruments deemed necessary by Grantee to prevent any filed financing statement from becoming misleading or losing its perfected status.

(h) Compliance with UCC. The information contained in this Section 1.8(h) is provided in order that this Deed shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Georgia.

1.9 Expenses. Grantor will pay or reimburse Grantee, upon demand therefor, for all reasonable attorney's fees, costs and expenses actually incurred by Grantee in any suit, action, legal proceeding or dispute of any kind in which Grantee is made a party or appears as party plaintiff or defendant, affecting the Obligations, this Deed or the interest created herein, or the Premises, including, but not limited to, the exercise of the power of sale contained in this Deed, any condemnation action involving the Premises or any action to protect the security hereof, but excepting therefrom any willful misconduct by Grantee or any breach of this Deed by Grantee; and all such amounts paid by Grantee shall be added to the indebtedness secured by the lien of this Deed.

1.10 Other Liens. It is agreed that the lien hereby created shall take precedence over and be a prior lien to any other lien of any character whether vendor's, materialmen's or mechanic's lien hereafter created on the Premises, and in the event the proceeds of the Obligations secured hereby as set forth herein are used to pay off and satisfy any liens heretofore existing on the Premises other than Liens permitted under Section 6.17 of the Credit Agreement, then Grantee is, and shall be, subrogated to all of the rights, liens and remedies of the holders of the liens so satisfied.

1.11 Limit of Validity. If from any circumstances whatsoever fulfillment of any provision of this Deed or of the Guaranty, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Deed or under the Guaranty that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this Section 1.11 shall control every other provision of this Deed and of the Guaranty.

                                   ARTICLE II

2.1 Events of Default. All of the Obligations shall become due, at the option of Grantee, if any one or more of the following events (each an "Event of Default") shall occur and be continuing beyond any applicable grace or notice period:

(a) Default (as defined therein) occurs under the Credit Agreement or a default or Default (as defined therein) occurs under any other instrument now or hereafter securing the Obligations; or

(b) The breach by Grantor of any covenant contained in Article I herein or any representation or warranty made or deemed made by or on behalf of Grantor to Grantee in Article I herein is materially false on the date as of which it was made.

2.2 Acceleration of Maturity. If an Event of Default shall have occurred and is continuing, then the Obligations shall, at the option of Grantee, immediately become due and payable without notice or demand, time being of the essence of this Deed; and no omission on the part of Grantee to exercise such option when entitled to do so shall be construed as a waiver of such right.

2.3 Grantee's Right to Enter and Take Possession, Operate and Apply Revenues.

(a) If an Event of Default shall have occurred and is continuing, then Grantor, upon demand of Grantee, shall forthwith surrender to Grantee the actual possession of the Premises and to the extent permitted by law, Grantee itself, or by such officers or agents as it may appoint, may enter and take possession of all the Premises without the appointment of a receiver, or an application therefore, and may exclude Grantor and its agents and employees wholly therefrom, and may have joint access with Grantor to the books, papers and accounts of Grantor.

(b) If Grantor shall for any reason fail to surrender or deliver the Premises or any part thereof after such demand by Grantee, Grantee may obtain a judgment or decree conferring upon Grantee the right to immediate possession or requiring Grantor to deliver immediate possession of the Premises to Grantee. Grantor will pay to Grantee, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Grantee, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Deed.

(c) Upon every such entering upon or taking of possession, Grantee may hold, store, use, operate, manage and control the Premises and conduct the business thereof, and from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Premises insured; (iii) manage and operate the Premises and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Grantee, all as Grantee from time to time may determine to be in its best interest. Grantee may collect and receive all the rents, issues, profits and revenues from the Premises, including those past due as well as those accruing thereafter, and, after deducting (aa) all expenses of taking, holding, managing and operating the Premises (including compensation for the services of all persons employed for such purposes); (bb) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (cc) the cost of such insurance; (dd) such taxes, assessments and other similar charges as Grantee may at its option pay; (ee) other proper charges upon the Premises or any part thereof; and (ff) the reasonable compensation, expenses and disbursements of the attorneys and agents of Grantee, Grantee shall apply the remainder of the moneys and proceeds so received by Grantee, to the payment of indebtedness secured hereby in such manner as it may elect.

(d) Whenever all that is due under the Guaranty and under any of the terms, covenants, conditions and agreements of this Deed, shall have been paid and all events of Default made good, Grantee shall surrender possession of the Premises to Grantor, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

2.4 Performance by Grantee of Defaults by Grantor. If there shall occur an Event of Default hereunder in the payment, performance or observance of any term, covenant or condition of this Deed, Grantee may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Grantee in connection therewith, shall be secured hereby and shall be, without demand, immediately repaid by Grantor to Grantee with interest thereon as provided in the Guaranty. Grantee shall determine in its reasonable judgment the necessity for any such actions and of the amounts to be paid. Grantee is hereby empowered to enter and to authorize others to enter upon the Premises or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor.

2.5 Receiver. If an Event of Default shall have occurred and is continuing, Grantee, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without notice and without regard to the occupancy or value of any security for the Obligations or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Premises and to collect and apply the rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the State of Georgia. Grantor will pay to Grantee upon demand all expenses, including receiver's fees, attorney's fees, costs and agent's compensation, incurred pursuant to the provisions of this Paragraph 2.05; and all such expenses shall be secured by this Deed.

2.6 Enforcement.

(a) If an Event of Default shall have occurred and is continuing, Grantee, at its option, may sell the Premises or any part of the Premises at public sale or sales before the door of the courthouse of the county in which the Premises or any part of the Premises is situated, to the highest bidder for cash, in order to pay the indebtednesses secured hereby and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including actual attorneys' fees, if incurred, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in said county. At any such public sale, Grantee may execute and deliver to the purchaser a conveyance of the Premises or any part of the Premises in fee simple, with full warranties of title and to this end, Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title or equity that Grantor may have in and to the Premises and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and the agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the indebtednesses secured hereby and shall not be exhausted by one exercise thereof but may be exercised until full payment of all indebtednesses secured hereby.

(b) If an Event of Default shall have occurred and is continuing, Grantee may, in addition to and not in abrogation of the rights covered under subparagraph
(a) of this Section 2.6, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Guaranty or the performance of any term, covenant, condition or agreement of this Deed or any other right, and (ii) to pursue any other remedy available to it, all as Grantee shall determine most effectual for such purposes.

2.7 Purchase by Grantee. Upon any foreclosure sale, Grantee may bid for and purchase the Premises and shall be entitled to apply all or any part of the indebtedness secured hereby as a credit to the purchase price.

2.8 Application of Proceeds of Sale. In the event of a foreclosure sale of the Premises, the proceeds of said sale shall be applied, first, to the expenses of such sale and of all proceedings in connection therewith, including attorneys' fees, then to insurance premiums, liens, assessments, taxes and charges including utility charges advanced by Grantee, then to payment of the accrued interest on the Obligations, then to the outstanding principal balance of the Obligations, and finally the remainder, if any, shall be paid to Grantor.

2.9 Grantor as Tenant Holding Over. In the event of any such foreclosure sale by Grantee, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or summarily dispossessed according to provisions of law applicable to tenants holding over.

2.10 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Grantor agrees to the full extent permitted by law, that upon the occurrence of an Event of Default on the part of Grantor hereunder, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed, or the absolute sale of the Premises, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshalled upon any foreclosure hereof.

2.11 Leases. Grantee, at its option, is authorized to foreclose this Deed subject to the rights of any tenants of the Premises, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by

Grantor, a defense to any proceedings instituted by Grantee to collect the sums secured hereby.

2.12 Discontinuance of Proceedings and Restoration of the Parties. In case Grantee shall have proceeded to enforce any right, power or remedy under this Deed by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Grantee, then and in every such case Grantor and Grantee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Grantee shall continue as if no such proceeding had been taken.

2.13 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Grantee by this Deed is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

2.14 Waiver.

(a) No delay or omission of Grantee or of any holder of the Guaranty to exercise any right, power or remedy accruing upon the occurrence of an Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default, or acquiescence therein; and every right, power and remedy given by this Deed to Grantee may be exercised from time to time and as often as may be deemed expedient by Grantee. No consent or waiver, expressed or implied, by Grantee to or of any breach or Event of Default by Grantor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or any other obligations of Grantor hereunder. Failure on the part of Grantee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Grantee of its rights hereunder or impair any rights, powers or remedies consequent on any breach or Default by Grantor.

(b) If Grantee (i) grants forbearance or an extension of time for the payment of any sums secured hereby; (ii) takes other or additional security for the payment of any sums secured hereby; (iii) waives or does not exercise any right granted herein or in the Guaranty; (iv) releases any part of the Premises from the lien of this Deed or otherwise changes any of the terms, covenants, conditions or agreements of the Guaranty or this Deed (provided, that the written agreement of Grantor to any such change shall first have been obtained); (v) consents to the filing of any map, plat or replat affecting the Premises; (vi) consents to the granting of any easement or other right affecting the Premises; or (vii) makes or consents to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under the Guaranty, this Deed or any other obligation of Grantor or any subsequent purchaser of the Premises or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude Grantee from exercising any right, power or privilege herein granted or intended to be granted upon the occurrence of an Event of Default then made or any subsequent Default; nor, except as otherwise expressly provided in an instrument or instruments executed by Grantee, shall the lien or security title of this Deed be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Premises, Grantee, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Premises or the indebtedness secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

2.15 Suits to Protect the Premises. Grantee shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Premises by any acts which may be unlawful or in violation of this Deed, with notice of commencement of such suits and proceedings to be given by Grantee to Grantor, (b) to preserve or protect its interest in the Premises and in the rents, issues, profits and revenues arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Grantee.

2.16 Grantee May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property, Grantee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Grantee allowed in such proceedings for the entire amount due and payable by Grantor under this Deed at the date of the institution of such proceedings and for any additional amount which may become due and payable by Grantor hereunder after such date.

2.17 WAIVER OF GRANTOR'S RIGHTS. BY EXECUTION OF THIS DEED AND BY INITIALING THIS SECTION 2.17, GRANTOR EXPRESSLY: ACKNOWLEDGES THE RIGHT TO ACCELERATE THE OBLIGATIONS EVIDENCED BY THE GUARANTY AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE PREMISES BY NONJUDICIAL

FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED OR BY LAW; WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS DEED OR BY LAW; ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING THIS DEED; AND ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED-FOR LOAN TRANSACTION

                              INITIALED BY GRANTOR:

                                 ---------------


                                   ARTICLE III

3.1 Successors and Assigns. This Deed shall inure to the benefit of and be binding upon Grantor and Grantee and their respective heirs, executors, legal representatives, successors and assigns. Whenever a reference is made in this Deed to Grantor or Grantee such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Grantor or Grantee.

3.2 Terminology. All personal pronouns used in this Deed whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Deed itself, and all references herein to Articles, Paragraphs or subparagraphs thereof, shall refer to the corresponding Articles, Paragraphs or subparagraphs thereof, of this Deed unless specific reference is made to such Articles, Paragraphs or subparagraphs thereof of another document or instrument.

3.3 Severability. If any provision of this Deed or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Deed and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

3.4 Other Liens. It is agreed that the lien hereby created shall take precedence over and be a prior lien to any other lien of any character whether vendor's, materialmen's or mechanic's lien hereafter created on the Premises, and in the event the proceeds of the Indebtedness secured hereby as set forth herein are used to pay off and satisfy any liens heretofore existing on the Premises (other than Liens permitted under Section 6.7 of the Credit Agreement), then Grantee is, and shall be, subrogated to all of the rights, liens and remedies of the holders of the lien so satisfied.

3.5 Applicable Law. This Deed shall be interpreted, construed and enforced according to the laws of the State of Illinois. Notwithstanding the foregoing, the internal laws of the State of Georgia shall govern the conveyancing, encumbrancing, lien priority and validity of this Deed and procedures with respect to the foreclosure hereof.

3.6 FCC Consents. Notwithstanding anything to the contrary contained herein or any other agreement, instrument or document executed by one or more of the Grantor and other parties and delivered to Grantee, Grantee will not take, or cause to be taken, any action pursuant to the Deed, which would constitute or result in any assignment of license or any change of control of the Grantor, if such assignment of license or change of control would require, under then existing law, the prior approval of the Federal Communications Commission ("FCC") without first obtaining such prior approval of the FCC. The Grantor agrees to take any action which Grantee may reasonably request in order to obtain from the FCC such approval as may be necessary to enable Grantee to exercise and enjoy the full rights and benefits granted to the holder of the Indebtedness secured by this Deed, and each other agreement, instrument and document delivered to Grantee in connection therewith, including specifically, at the cost and expense of the Grantor, the use of its best efforts to assist in obtaining approval of the FCC for any action or transaction contemplated by this Deed for which such approval is or shall be required by law and specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of license or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of (a) any sale or sales of all or any part of the Premises by or on behalf of Grantee, or (b) any assumption by Grantee of voting or management rights with respect to all or any part of the Premises effected in accordance with the terms of this Deed.

3.7 Notices, Demands and Requests. All notices, demands and requests given or required to be given by either party hereto to the other party shall be in writing and shall be deemed to have been properly given if sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

                        To Grantor at:      Jacor Broadcasting of Atlanta, Inc.
                                            c/o Jacor Communications, Inc.
                                            1300 PNC Center
                                            201 East Fifth Street
                                            Cincinnati, Ohio  45202
                                            Attn:  R. Christopher Weber

                              Copy to:      Gerald F. O'Connell, Jr., Esq.
                                            Graydon Head & Ritchey
                                            P.O. Box 6464
                                            Cincinnati, Ohio  45201

                        To Grantee at:      Banque Paribas
                                            227 West Monroe Street
                                            Suite 3300
                                            Chicago, Illinois  60606
                                            Attn:  Steve Heinen
                                            Mark Radzik

                              Copy to:      Randall J. Rademaker, Esq.
                                            Skadden, Arps, Slate, Meagher & Flom
                                            333 West Wacker Drive

                                            Suite 2100
                                            Chicago, Illinois  60606

or to such other address as Grantor or Grantee may from time to time designate by ten (10) days' prior written notice.

                 IN WITNESS WHEREOF, Grantor has executed this Deed under seal, as of the___day of February, 1996.

                                       GRANTOR:
                                       Signed, sealed and delivered
                                       by Grantor in the
                                       presence of:

JACOR BROADCASTING OF
ATLANTA, INC., a Georgia
corporation

                                                   By:
------------------------------                         ------------------------
Unofficial Witness                                     Name:
                                                       Title:

                                                   -----------------------------
                                                   NOTARY PUBLIC

                                                   Commission Expiration Date:


ATTEST:
       -----------------------
       Name:                                        [CORPORATE SEAL]
       Title:



[NOTARIAL SEAL]

                                    EXHIBIT A

ALL THAT TRACT OR PARCEL OF LAND, together with all improvements located thereon, lying and being in the City of Atlanta, and in Land Lots 178 and 179 of the 14th District of Fulton County, Georgia, and being more particularly bounded and described as follows:

BEGINNING AT A POINT marked by a rebar set at the intersection of the southern margin of the right-of-way of Simpson Road (50-foot right-of-way) with the east line of Land Lot 179 of the 14th District of Fulton County, Georgia; THENCE South along the east line of Land Lot 179 South 00 degrees 03 minutes 45 seconds East a distance of 774.75 feet to a railroad iron found; THENCE South 89 degrees 48 minutes 30 seconds West a distance of 1,235.26 feet to a point marked by a rebar set; THENCE North 89 degrees 57 minutes 51 seconds West a distance of
568.04 feet to a point marked by a rebar set; THENCE North 02 degrees 20 minutes 09 seconds East a distance of 684.86 feet to a point marked by a rebar set on the southern margin of the right-of-way of Simpson Road; THENCE easterly along the southern margin of the right-of-way of Simpson Road, and following the curvature thereof, a distance of 84.77 feet to a point; THENCE easterly along the southern margin of the right-of-way of Simpson Road North 89 degrees 23 minutes 03 seconds East a distance of 202.25 feet to a point; THENCE easterly along the southern margin of the right-of-way of Simpson Road, and following the curvature thereof, a distance of 205.26 feet to point; THENCE easterly and northeasterly along the southern and southeastern margin of the right-of-way of Simpson Road, and following the curvature thereof, a distance of 188.48 feet to a point; THENCE northeasterly along the southeastern margin of the right-of-way of Simpson Road North 48 degrees 03 minutes 39 seconds East a distance of 499.92 feet to a point; THENCE northeasterly along the southeastern margin of the right-of-way of Simpson Road, and following the curvature thereof, a distance of
78.73 feet to a point; THENCE northeasterly, easterly and southeasterly along the southeastern, southern and southwestern margin of the right-of-way of Simpson Road, and following the curvature thereof, a distance of 217.95 feet to a point; THENCE southeasterly along the southwestern margin of the right-of-way of Simpson Road, and following the curvature thereof, a distance of 91.54 feet to a point; THENCE southeasterly along the southwestern margin of the right-of-way of Simpson Road, and following the curvature thereof, a distance of 134.33 feet to a point; THENCE southeasterly along the southwestern margin of the right-of-way of Simpson Road South 35 degrees 12 minutes 13 seconds East a distance of 200.18 feet to a point; THENCE southeasterly and easterly along the southwestern and southern margin of the right-of-way of Simpson Road, and following the curvature thereof, a distance of 205.26 feet to the POINT OF BEGINNING; the aforesaid parcel being shown and delineated on plat of survey dated June 8, 1989, made for JACOR Broadcasting of Atlanta, Inc., a Georgia corporation, made by William W. DeLoach, Georgia Registered Land Surveyor No. 1711, Pearson & Associates, Inc., Forest Park, Georgia, which plat is recorded in Plat Book 163, Page 32, Fulton County, Georgia Superior Court records, and which plat is incorporated herein by reference thereto; the aforesaid parcel containing 36.687 acres according to the aforesaid plat.




                                      A-2